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                      SENIOR EXECUTIVE EMPLOYMENT AGREEMENT


                  THIS AGREEMENT is made as of this 2nd day of June, 1995, between SYBRON CHEMICALS INC., a Delaware corporation having its principal executive office at Birmingham Road, Birmingham, NJ (the "Corporation") and Richard M. Klein, residing at 369 King Highway, Cherry Hill, New Jersey 08022 (the "Executive").

                  As of the date of the execution of this Agreement the Executive is President and Chief Executive Officer of the Corporation, an office he has held since January 1, 1984, and he has been an employee of the Corporation or its predecessors since November 24, 1969. This Agreement restates and clarifies the Executive's Senior Executive Employment Agreement dated December 8, 1982, as amended January 1, 1984 and June 17, 1986.

                  The Board of Directors of the Corporation desires to retain the Executive and maintain his employment with other senior executive officers of the Corporation. In order to do so, compensation of the Executive must be provided and other benefits of employment assured, commensurate with his responsibilities and performance, and in reasonable comparison with compensation and benefits offered other senior executive officers of corporations in comparable circumstances.

                  The Board of Directors of the Corporation also believes that it is essential to preserve and maintain the stability and continuity of management of the Corporation. The Executive and other senior executive officers of the Corporation must be assured of economic and other security from the uncertainty of risks inherent in the present day economic environment which might jeopardize their employment.
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                  Therefore, this Agreement is made to retain the employment of the Executive and to fulfill the objectives recited above, all of which are deemed by the Board of Directors to serve the best interests of the Corporation. Accordingly, the Corporation and the Executive agree as follows:

                   1. Employment. The Corporation hereby employs the Executive as its President and Chief Executive Officer. The Executive hereby accepts such employment and agrees to remain in the Corporation's employ, to devote his full-time and best efforts to the performance of his duties in connection therewith, and to perform the duties prescribed by the Board of Directors consistent with his position as the Chief Executive Officer of the Corporation.

                   2. Location. The Executive shall perform his duties hereunder at the Corporation's headquarters in Birmingham, New Jersey, or at such other location as may be mutually agreed upon by the Board of Directors of the Corporation and the Executive. The Executive shall, however, also travel to other locations at such times as may be appropriate for the performance of his duties hereunder.

                   3. Term of Employment. The term of employment under this Agreement shall extend from the date hereof until December 31, 1996, subject to termination as provided herein.

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The term of employment under this Agreement shall continue for successive one year periods thereafter on the same terms and conditions of this Agreement, subject to termination as provided herein.

                   4. Compensation. The Corporation shall pay the Executive, for all services rendered under this Agreement, a salary ("Base Salary") at an annual rate approved by the Audit and Compensation Committee of the Board of Directors (the "A & C Committee") as set forth in the records of that Committee. From time to time the A & C Committee may increase the Base Salary to be paid to the Executive, but the Base salary may not be decreased below the Base salary then in effect without the agreement of the Executive. The Executive shall also participate in the Corporation's Annual Incentive compensation Plan and its Long-Term cash Incentive Plan (the "Incentive Plans") (Compensation payable to the Executive under the Incentive Plans is referred to as "Incentive Compensation".) The Base Salary and incentive compensation shall be paid by the Corporation to the Executive in accordance with normal corporation policy and subject to such deductions and withholdings as may be required by law or by agreement with the Executive. Nothing contained in this paragraph shall be construed as granting the Executive any vested rights to increases in Base Salary or to any Incentive compensation.

                   5. Benefits. The Executive shall receive such benefits and perquisite as the Corporation at the time provides for its senior executive officers. The Executive shall also participate in other benefit plans (including pension plans) at the time in effect for employees generally.


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                   6. Stock Options. The Executive shall be eligible to
participate, to the extent determined in the sole discretion of the A & C Committee, in the Corporation's present and future stock option plans. (Options to acquire securities of the Corporation which are now held, or are hereafter acquired, by the Executive are the "Executive's Options".)

                   7. Expenses. The Corporation shall reimburse the Executive for all reasonable expenses incurred in the performance of his duties under this Agreement, to the extent such expenses are substantiated and are consistent with the general policy of the Corporation relating to the reimbursement of expenses of senior executive officers as in effect from time to time.

                   8. Indemnification. To the full extent authorized by law, the Corporation shall indemnify the Executive who at any time is made, or is threatened to be made, a party in any civil or criminal action or proceeding by reason of the fact that he is or was a director or officer of the Corporation or served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation. In addition to the indemnification herein provided, the Corporation shall maintain in full force and effect during the term of the Executive's employment under this Agreement and for a period of not less than six years after termination

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thereof by either party, a policy of directors' and officers' liability insurance providing coverage to the Executive in kind and amounts not less than that provided under the policy in effect with the Corporation as of the date of the execution of this Agreement.

                   9. Confidential Information. The Executive agrees he will not, without the prior written consent of the Corporation, during the term of or after termination of his employment under this Agreement directly or indirectly disclose to any individual, corporation or other entity, other than the Corporation, or any subsidiary or affiliate thereof, or its officers, directors or employees entitled to such information, or use for his own or another's benefit, any confidential or proprietary information relating to the business affairs or operations of the Corporation or its subsidiaries, including, without limitation, any trade secrets, know how, technical or other information relating to the manufacturing, processing or marketing of any of the products in the Corporation's or its subsidiaries lines of business, whether heretofore or hereafter acquired in the course of the Executive's employment by the Corporation, its subsidiaries or predecessors.

                  10. Restrictive Covenant. The Executive agrees that so long as he is employed by the Corporation under this Agreement and for a period of one year thereafter, the Executive shall not, directly or indirectly, as a principal, officer, director, shareholder (except as owner of less than 1% of the shares of a corporation the stock of which is publicly traded), partner,

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employee or in any capacity whatsoever, engage in or become associated with, or advise or assist, any business or enterprise which is engaged in providing any goods or services which are competitive with any goods or services that are offered by or being developed by the Corporation or its subsidiaries during his employment. It is agreed that Executive's services are unique and irreplaceable and that the loss of Executive's services or the use of those services by a competitor would cause irreparable harm to the Corporation and that any breach or threatened breach by the Executive of any provision of this paragraph 10 cannot be remedied solely by damages. Accordingly, in the event of a breach or threatened breach by the Executive of any of the provisions of this Paragraph 10, the Corporation shall be entitled to injunctive relief restraining the Executive and any business, firm, partnership, individual, corporation or entity participating in such breach or threatened breach. Nothing herein shall be construed as prohibiting the Corporation from pursuing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages.

                  11. Disability or Illness. If during the term of his employment under this Agreement, the Executive fails to perform his duties on behalf of the Corporation on account of illness or other incapacity, the Executive's Base Salary, during the term of such incapacity, shall be reduced by the amount of any disability income benefits which the Executive receives from social security for the Executive or his family, the Corporation's pension plan,

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statutory disability benefits, or any other group disability income plans provided or sponsored by the Corporation.

                  12. Change in Control.

                  (a) For purposes of this Agreement, a Change in Control of the Corporation shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or to
Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or to any similar reporting requirement hereafter promulgated by the Securities and Exchange Commission; provided that, without limitation, a Change in Control shall be in any event deemed to occur when and if (if any "person") as that term is used in Section 13(d) and 14(d)(2) of the Exchange Act, but excluding Citicorp or its affiliates, becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote in elections of directors, or (ii) within two years after a tender offer or exchange offer for voting stock of the Corporation, or as a result of a merger, consolidation, sale of assets or contested election or any combination of the foregoing, persons who were directors of the Corporation immediately prior thereto or were directors nominated by those directors cease to constitute a majority of the Board of

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Directors of the Corporation, or of its successor by merger, consolidation or sale of assets.

                  (b) In the event of failure of the Corporation to obtain the assumption of the obligation to perform this Agreement by any successor, and the Executive's counsel does not render his opinion to the Executive that such assumption has occurred as a matter of law, as contemplated by Paragraph 16 below, or if within eighteen months after any Change in Control the Executive's employment under this Agreement terminates as provided in Paragraph 13(c), (d) or (e) below:

                      (1) Within 30 days after the Termination Date, the Corporation shall pay to the Executive his Base salary as then in effect which has accrued to the Termination Date, plus an incentive award for the previous calendar year (if such award has not yet been paid to him) in an amount not less than the Target Award percentage applicable to his salary grade and Base Salary that year under the terms of the Corporation's Annual Incentive Compensation Plan, and an incentive award for a year during which the Termination Date occurs equal to the Target Award percentage applicable to his salary grade and Base salary as then in effect under the terms of the Corporation's Annual Incentive Compensation Plan, adjusted pro rata based upon the portion of the award period occurring prior to the Termination Date.

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                      (2) Within 30 days after the Termination Date, the
Corporation shall pay to the Executive a lump Sum equal to: (i) three times the Executive's annual Base Salary as then in effect, plus (ii) three times the average Incentive Compensation awarded to the Executive during the preceding three calendar years (or such lesser number of years as he may have been eligible therefor), plus (iii) one-half of the Executive's Base Salary as then in effect in lieu of further benefits and perquisites then currently being provided the Executive by the Corporation including an automobile, club memberships, professional dues and subscriptions, and other similar benefits or perquisites. Nothing contained herein shall affect the Executive's rights and benefits under the Corporation's pension plans, any supplementary retirement plans or agreements, and any other benefit plans provided by the Corporation to its employees, subject to the provisions of such plans and the policies applicable thereto.

                      (3) Within 30 days after the Termination Date, the Executive shall have the right to surrender to the Corporation for cancellation all or any part of the Executive's Options, and in such event within 30 days thereafter the Corporation shall pay to the Executive an amount equal to the difference between the option prices set forth in the Executive's Options for the shares surrendered and the higher of (x) the fair market value of the shares determined to be the mean between the highest and lowest price for the shares traded on NASDAQ on the last trading day preceding the day of surrender, or (y) the highest price per share offered to the Corporation's shareholders in any

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tender or exchange offer which led to the Change in Control. The right to surrender the Executive's Options shall apply to all shares covered by such options regardless of any restrictions covering the purchase of shares or any waiting periods subject only to the provisions for "alternate rights" as provided in such Options. The right shall not, if unexercised, limit in any way the rights or benefits otherwise provided by the terms and conditions of the Executive's Options.

                   13. Termination. The Executives employment under this Agreement may be terminated as follows:

                      (a) If the Executive fails to perform his duties under this Agreement on account of illness or other incapacity which continues for a period of six consecutive calendar months, the Corporation may give notice to the Executive to terminate this Agreement on a date not less than 30 days thereafter and if the Executive has not resumed full performance of his duties under this Agreement within such period of time then the Executive's employment under this Agreement will terminate on the date provided in the notice ("Termination Date"). Within 30 days after the Termination Date, the Corporation shall pay to the executive his Base salary as then in effect which has accrued to the Termination Date, plus an incentive award for the previous calendar year (if such award has not yet been paid to him) in an amount not less than the Target Award percentage applicable to his salary grade and Base Salary that year under the Terms of the Corporation's Annual Incentive Compensation Plan, and an

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incentive award for the year during which the Termination Date occurs equal to the Target Award percentage applicable to his salary grade and Base Salary as then in effect under the terms of the Corporation's Annual Incentive Compensation Plan, adjusted pro rata based upon the portion of the award period occurring prior to the Termination Date. Rights of the Executive under the Executive's Options and to benefits and perquisites and other benefit plans (including pension plans) as the Corporation may provide shall be determined as provided in the plans or policies applicable thereto.

                      (b) If the Executive dies, his employment under this Agreement will terminate as of the date of death ("Termination Date"). Within 30 days after the Termination Date, the Corporation shall pay to the legal representative of the Executive his Base Salary as then in effect which has accrued to the last day of the month in which the Termination Date occurs plus an incentive award for the previous calendar year (if such award has not yet been paid to him) in an amount not less than the Target Award percentage applicable to his salary grade and Base Salary that year under the terms of the Corporation's Annual Incentive Compensation Plan, and an incentive award for the year during which the Termination Date occurs equal to the Target award percentage applicable to his salary grade and Base Salary as then in effect under the terms of the Corporation's Annual Incentive Compensation Plan, adjusted pro rata based upon the portion of the award period occurring prior to

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the Termination Date. Rights of the Executive under the Executive's Options and to benefits and perquisites and other benefit plans (including pension plans) as the Corporation may provide shall be determined as provided in the plans or policies applicable thereto.

                      (c) The Executive's employment under this Agreement may be terminated by the Executive as of the last day of any calendar month ("Termination Date") by giving notice thereof to the Corporation not less than 90 days prior thereto. Except during the eighteen months following a Change in Control when payments will instead be made by the Corporation to the Executive pursuant to paragraph 12(b): within 30 days after the Termination Date, the Corporation shall pay to the Executive his Base Salary as then in effect which has accrued to the Termination Date; and rights of the Executive under the Executive's Options and to benefits and perquisites and other benefit plans (including pension plans) as the Corporation may provide shall be determined as provided in the plans or policies applicable thereto.

                      (d) The Executive's employment under this Agreement may be terminated by the Corporation as of the last day of any calendar year ("Termination Date") by giving notice thereof to the Executive not less than 90 days Prior thereto. Except during the eighteen months following a Change in Control when payments will instead be made by the Corporation pursuant to Paragraph 12(b): within 30 days after the Termination Date, the Corporation

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shall pay to the Executive his Base Salary as then in effect which has accrued to the Termination Date and thereafter pay him his Base Salary as then in effect in accordance with then normal Corporation salary and benefit continuance policy but in no event for a period of less than twelve months following the Termination Date; and within 70 days after the Termination Date, the Corporation shall pay to him an incentive award for the previous calendar year (if such award has not been paid to him) in an amount not less than the Target Award percentage applicable to his salary grade and Base Salary that year under the terms of the Corporation's Annual Incentive Compensation Plan and rights of the Executive under the Executive's Options and to benefits and perquisites and other benefit plans (including pension plans) as the Corporation may provide shall be determined as provided in the plans or policies applicable thereto.

                      (e) The Corporation may terminate this Agreement for just cause at any time by giving notice thereof to the Executive. (The date of such notice is the "Termination Date" unless otherwise provided in the notice). Except during the eighteen months following any Change in Control when payments will instead be made by the Corporation pursuant to paragraph 12(b): within 30 days after the Termination Date the Corporation shall pay to the Executive his Base Salary as then in effect which has accrued to the Termination Date; and rights of the Executive under the Executive's Options and to benefits and perquisites and other benefit plans (including pension plans) as the Corporation may provide shall be determined as provided in the plans or policies applicable thereto.

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                   14. Payment of Certain Costs of the Executive. If a dispute arises regarding a termination of the Executive or the interpretation or enforcement of this Agreement and the Executive obtains a final judgment in his favor from a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired, or otherwise, or his claim is settled by the Corporation prior to the rendering of such a judgment, all legal fees and expenses incurred by the Executive in contesting or disputing any such termination or seeking to obtain or enforce any right or benefit provided for in this Agreement or in otherwise pursuing his claim will be promptly paid by the Corporation with interest thereon at 12% from the date of payment thereof by the Executive to the date of reimbursement to him by the Corporation.

                   15. Mitigation. The Executive is not required to mitigate the amount of any payments to be made by the Corporation pursuant to this Agreement by seeking other employment or otherwise, nor shall the amount of any payments provided for in this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the date of termination of his employment with the Corporation.

                   16. Successors. The Corporation will require any successor (whether direct or indirect, by purchase merger, consolidation, or otherwise) to

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all or substantially all of the business, and/or assets of the Corporation, by agreement in form and substance satisfactory to the Executive to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place unless in the opinion of counsel to the Executive this Agreement has been assumed by the successor as a matter of law. Failure of the Corporation to obtain such agreement prior to the effectiveness of any such succession (unless the foregoing opinion is rendered to the Executive) shall be a breach of this Agreement and shall entitle the Executive to compensation from the Corporation pursuant to paragraph 12(b) above, and for purposes of implementing the foregoing the date on which any such succession becomes effective shall be deemed the "Termination Date". As used in this Agreement, Corporation shall mean the corporation as hereinbefore defined and any successor to its business and/or assets which executes and delivers the agreement provided for in this Paragraph 16 or which otherwise becomes bound by all the terms and provisions of this Agreement as a matter of law.

                           If the Executive dies while any amounts are
payable to him hereunder, this Agreement shall inure to the benefit of and be enforceable by the Executive's legal representative and all amounts payable hereunder shall then be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee or other designee or, if there be no such designee, to his Estate.

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                   17. Notices. Any notices referred to herein shall be made in writing and shall be sufficient if delivered in person or sent by U.S. registered or certified mail to the Executive at the address at the beginning of this Agreement, or to the Corporation at its principal executive office; Attn:
Board of Directors, or to such other address as the Executive or the Corporation may hereafter designate in writing.

                   18. Waiver. Any waiver of or breach of any of the terms of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or any other terms, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision.

                   19. Severability. If any provision of this Agreement or the application thereof is held invalid or unforceable, the invalidity or unenforceability thereof shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application. If the provisions of any of Paragraphs 9 or 10 shall be determined to be unreasonable by any court, the parties agree that the provisions of such paragraphs shall be reduced to such less restrictive limitations as are determined to be reasonable.

                   20. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New Jersey.

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                   21. Entire Agreement. This Agreement contains the entire
agreement between the parties with respect to the subject matter hereof, superseding any other agreement for employment, written or oral. This Agreement may not be amended or modified except by a written instrument signed by both parties.

                   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                                     SYBRON CHEMICALS INC.


                                     By:  Michael Delaney
                                        ---------------------------------------
                                          Michael Delaney



                                        ---------------------------------------




                                            /s/ Richard M. Klein
                                        ---------------------------------------
                                                Richard M. Klein

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